As filed with the U.S. Securities and Exchange Commission on August 12, 2025.

Registration No. 333-286220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Multi Ways Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

3E Gul Circle

Singapore 629633

+65 6287 5252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yuning “Grace” Bai, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 11036 Telephone: (212) 930 9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the registration statement on Form F-1 (File No.: 333-286220) (the “Registration Statement”) is being filed solely for the purposes of (i) amending the cover page hereto to confirm that there are securities being registered in the Registration Statement that are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933; (ii) refiling exhibit 23.1 to the Registration Statement and (iii) amending and restating the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on July 18, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its Directors and Executive Officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our Directors and Executive Officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The service agreements of our Directors and Executive Officers with Multi Ways SG provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association. These provisions will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No placement agent was involved in these issuances of securities.

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Pursuant to a group reorganization completed on August 26, 2022, the Registrant issued an aggregate of 9,374,000 Ordinary Shares, par value US$0.00025, in exchange for 100% equity interest of Multi Ways SG:

Securities/Purchaser	Date of Sale or Issuance	Number of Securities
MWE Investments, a company incorporated in the BVI with limited liability on June 1, 2022 and owned as to 97.0% and 3.0% by Mr. Eng Hock Lim and Ms. Noi Geck Lee respectively	August 26, 2022	8,914,674 Ordinary Shares

Precious Choice Global, a company incorporated in the BVI with limited liability on September 13, 2018 and owned as to 100% by Mr. Ho Tong Ho.	August 26, 2022	459,326 Ordinary Shares

On January 27, 2023, for purposes of recapitalization in anticipation of the initial public offering, the Company amended its memorandum of association to effect a 1:4 forward stock split and to change the authorized share capital to $100,000 divided into 400,000,000 Ordinary Shares, of a par value of $0.00025 each. Concurrently, MWE Investments surrendered 12,077,700 Ordinary Shares to the Company. Precious Choice Global surrendered 622,300 Ordinary Shares to the Company.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page 2-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an placement agent, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Executive Officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
4.1*	Form of Warrant
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Ortoli Rosenstadt LLP regarding the enforceability of the warrants
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1*	Form of Subscription Agreement
10.2	Employment Agreement by and between Multi Ways SG and Mr. Eng Hock Lim dated August 1, 2022 (incorporated by reference to Exhibit 10.1 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.3	Employment Agreement by and between Multi Ways SG and Ms. Noi Geck Lee dated August 1, 2022 (incorporated by reference to Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.4	Employment Agreement by and between Multi Ways SG and Ms. Mei Jun Lim dated August 1, 2022 (incorporated by reference to Exhibit 10.3 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.5	Employment Agreement by and between Multi Ways SG and Mr. Lu Chong Tan dated August 1, 2022 (incorporated by reference to Exhibit 10.4 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.6*	Employment Agreement by and between Multi Ways SG and Mr. Cheon Kem Tan dated April 22, 2024
10.7*	Director Offer Letter by and between Multi Ways SG and Mr. Kok Chuah Tan dated November 11, 2024
10.8	Director Offer Letter by and between Multi Ways SG and Mr. Chin Hoong Chan dated August 23, 2022 (incorporated by reference to Exhibit 10.7 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.9	Director Offer Letter by and between Multi Ways SG and Mr. Gang Wong dated August 23, 2022 (incorporated by reference to Exhibit 10.7 to our registration statement on Form F-1 (File No. 333-269641), as amended, initially filed with the SEC on February 8, 2023)
10.10	Blissful Link Investment Agreement dated May 2, 2023 (incorporated by reference to Exhibit 4.9 to our annual report Form 20-F, filed with the SEC on May 15, 2024)
10.11	Multi Ways Holdings Limited 2023 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to our Form 6-K, filed with the SEC on November 11, 2023)
10.12	Multi Ways Holdings Limited 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to our Form 6-K, filed with the SEC on November 11, 2024)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 11.1 to our annual report Form 20-F, filed with the SEC on May 15, 2024)
14.2	Insider Trading Policy (incorporated by reference to Exhibit 11.2 to our annual report Form 20-F, filed with the SEC on May 15, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to our annual report Form 20-F, filed with the SEC on May 15, 2024)
23.1+	Consent of OneStop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3*	Consent of Opal Lawyers LLC (included in Exhibit 99.2)
24.1	Power of Attorney (included on the signature page hereto)
99.1	Executive Compensation Recovery Policy (incorporated by reference to Exhibit 97.1 to our annual report Form 20-F, filed with the SEC on May 15, 2024)
99.2*	Opinion of Opal Lawyers LLC regarding Singapore legal matters
104+	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee table

*	Previously filed.
+	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 12, 2025.

MULTI WAYS HOLDINGS LIMITED

By:	/s/ Eng Hock Lim
Name:	Eng Hock Lim
Title:	Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Cheon Kem Tan
Name:	Cheon Kem Tan
Title:	Financial Controller (Principal Accounting and Financial Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eng Hock Lim, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	August 12, 2025	/s/ Eng Hock Lim
Eng Hock Lim, Executive Director, Chairman and Chief Executive Officer (principal executive officer)

Date:	August 12, 2025	/s/ Cheon Kem Tan
Cheon Kem Tan, Financial Controller (principal financial officer, its controller or principal accounting officer)

Date:	August 12, 2025	/s/ Noi Geck Lee
Noi Geck Lee, Executive Director and Chief Administration Officer

Date:	August 12, 2025	/s/ Chin Hoong Chan
Chin Hoong Chan, Independent Director

Date:	August 12, 2025	/s/ Gang Wong
Gang Wong, Independent Director

Date:	August 12, 2025	/s/ Kok Chuah Tan
Kok Chuah Tan, Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on August 12, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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